Exhibit 99.3

P.O. Box 20103
Kansas City, MO 64195
866.877.2525 • fax 816.713.8810
www.uspremiumbeef.com

December 6, 2011

TO:	USPB ASSOCIATES AND PATRONAGE NOTICE HOLDERS

FROM:	STEVEN D. HUNT, CEO

RE:	PROPOSED SALE OF A SUBSTANTIAL PORTION OF NATIONAL BEEF TO LEUCADIA

U.S. Premium Beef, LLC’s (USPB) Board of Directors have voted unanimously to approve the sale of a substantial portion of National Beef Packing Company, LLC (National Beef) to Leucadia National Corporation (Leucadia).

The proposed transaction addresses USPB’s desire to redeem its outstanding patronage notices and provides USPB unitholders with the opportunity to realize a significant return on their initial investment, while maintaining a sizable ongoing ownership interest in National Beef.  USPB’s cattle delivery arrangement with National Beef will continue following completion of the proposed transaction.  Your cattle deliveries will continue in the same manner as before this transaction.

As the process moves forward, you may have other questions regarding impacts of the proposed sale. Please don’t hesitate to contact our office at 866-877-2525 with any questions. Thank you for your continued support and participation in U.S. Premium Beef as we move into the next chapter of our still young, but very successful company.

Safe Harbor Forward Looking Statement: USPB is including the following cautionary statement in this letter to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on their behalf. Forward-looking statements include statements regarding the sale of a substantial portion of National Beef to Leucadia and are based on the current expectations and assumptions of USPB, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially from those contemplated by these forward-looking statements. Some of these risks and uncertainties may be discussed in the Proxy Statement mailed to USPB’s members as well as the most recently filed Annual Reports on Form 10-K. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this letter will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.